Exhibit 10.16

JOINT SALES AND MARKETING AGREEMENT

This Joint Sales and Marketing Agreement (“Agreement”) is entered into as of May 6, 2002 (the “Effective Date”) by and between SYNNEX Information Technologies, Inc., a California corporation, with its principal place of business at 3797 Spinnaker Court, Fremont, California 94538, U.S.A. (“SYNNEX”), and MiTAC International Corp, a Taiwan corporation, with its principal place of business at No. 200, Wen Hwa 2nd Road, Kuei Shan Hsiang, Taoyuan, Taiwan, R.O.C. (“MiTAC”).

WHEREAS, the parties have had an ongoing informal relationship to promote each other’s products and services through joint marketing;

AND WHEREAS, the parties wish to memorialize such relationship and proceed with such joint marketing efforts under the terms and conditions set forth in this Agreement;

NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. DEFINITIONS.

1.1 “Claims” shall mean any and all claims, liabilities, damages or causes of action.

1.2 “Confidential Information” of a Disclosing Party shall mean the following, to the extent previously, currently or subsequently disclosed to the other party hereunder or otherwise: information relating to products, services or technology of the Disclosing Party or the properties, composition, structure, organization, use or processing thereof, or systems therefor, or to the Disclosing Party’s business (including, without limitation, computer programs, code, algorithms, schematics, data, know-how, processes, ideas, inventions (whether patentable or not), names and expertise of employees and consultants and other technical, business, financial, customer and product development plans, forecasts, strategies and information).

1.3 “Disclosing Party” means a party hereto that discloses its Confidential Information to the other party.

1.4 “MiTAC Offerings” shall mean products and services offered by MiTAC to third party customers.

1.5 “Receiving Party” shall mean a person or entity that receives Confidential Information of another party.

1.6 “SYNNEX Offerings” means products and services offered by SYNNEX to third party customers.

2. GENERAL RELATIONSHIP.

2.1 Relationship of the Parties. Neither the making of this Agreement nor the performance of any provision hereunder shall be construed to constitute either party as the agent, employee, or legal representative of the other for any purpose, nor shall this Agreement be deemed to establish a joint venture. Neither party hereto shall have any right or authority to create any obligation, warranty, representation, or responsibility, express or implied, on behalf of the other party or to bind the other party in any manner whatsoever. Each party is solely responsible for establishing the prices for its own products and services. Except as expressly provided herein, in no event shall either party be liable for services or products provided by the other party.

2.2 Contacts. Each party shall designate one of its employees or representatives to serve as the primary contact and account manager for this business relationship with the principal responsibilities being to facilitate communication between the parties and to manage the performance of all terms and obligations of this Agreement. Each party shall provide to the other party the name and pertinent contact information for its representative within ten (10) days of the Effective Date of this Agreement and, if a new representative is designated, the name and pertinent contact information for the new representative shall be provided to the other party within ten (10) days of the date that the designation is made.

2.3 No Restrictions. Nothing in this Agreement shall limit or restrict either party from entering into or continuing any agreement or arrangement with any other party, whether or not similar to this Agreement in nature or scope; nor shall this Agreement restrict either party’s ability to market competitive products or services.

2.4 Maintenance of Goodwill. Each party acknowledges and agrees that the goodwill and business reputation of the other party and its products, services, and personnel constitute valuable assets of the other party and accordingly, each party agrees that it will not market, represent, or refer to the other party or its products, services, or personnel in any manner that disparages, harms, or otherwise detracts from the goodwill or business reputation of the other party or its products, services or personnel.

2.5 Evolution of Relationship. The parties agree to periodically review the business relationship and this Agreement, and revise the relationship and Agreement as is mutually determined to benefit the business relationship. Any such mutually agreed upon revisions shall take effect upon a written amendment to this Agreement executed by both parties.

2.6 Expenses. All expenses incurred by the parties in connection with their activities hereunder shall be the responsibility of the party incurring such expenses.

3. SALES RELATIONSHIP

3.1 SYNNEX Offerings. During the term of this Agreement, MiTAC agrees to use commercially reasonable efforts to promote the SYNNEX Offerings to MiTAC customers and prospective customers and to refer all interested customers and prospective customers to SYNNEX for the SYNNEX Offerings (including but not limited to referring MiTAC customers potentially interested in using the SYNNEX Offerings as a second source to such customers’ use of MiTAC Offerings). SYNNEX will be the sales lead on all SYNNEX Offering sales introduced by MiTAC. Any sale of the SYNNEX Offerings shall be closed by SYNNEX directly between SYNNEX and the customer in accordance with SYNNEX’s terms and conditions of sale and pursuant to any proposal, quotation, price list or any other correspondence submitted by SYNNEX to a customer. SYNNEX shall be responsible for billing and collecting payment from customers who purchase and use SYNNEX Offerings. While SYNNEX will use good faith efforts to conduct a sale with the customers introduced by MiTAC, SYNNEX may, in its sole and absolute discretion, refuse to enter into any transaction or agreement with a customer introduced by MiTAC.

3.2 MiTAC Offerings. During the term of this Agreement, SYNNEX agrees to use commercially reasonable efforts to promote the MiTAC Offerings to SYNNEX customers and prospective customers and to refer all interested customers and prospective customers to MiTAC for the MiTAC Offerings (including but not limited to referring SYNNEX customers potentially interested in using MiTAC Offerings as a second source to such customers’ use of SYNNEX Offerings). MiTAC will be the sales lead on all MiTAC Offering sales introduced by SYNNEX. Any sale of the MiTAC Offerings shall be closed by MiTAC directly between MiTAC and the customer in accordance with MiTAC’s terms and conditions of sale and pursuant to any proposal, quotation, price list or any other correspondence submitted by MiTAC to a customer. MiTAC shall be responsible for billing and collecting payment from customers who purchase and use MiTAC Offerings. While MiTAC will use good faith efforts to conduct a sale with the customers introduced by SYNNEX, MiTAC may, in its sole and absolute discretion, refuse to enter into any transaction or agreement with a customer introduced by SYNNEX.

3.3 No Right to Bind Other Party. Neither party shall enter into or execute contracts or purchase orders binding upon the other party, or contractually or legally commit the other party in any manner without the prior written consent of the other party. Neither party shall submit any pricing, terms, or other offer for the other party’s Offerings, products or services without the prior written consent of that other party. Each party shall refer all purchase inquiries and orders for the other party’s Offerings to that other party. Neither party shall represent to third parties that it has the authority to execute contracts, purchase orders, or legally commit the other party in any manner without the prior written consent of the other party.

3.4 Preferred Pricing. Each party shall use commercially reasonable efforts to provide preferred pricing to customers and prospective customers referred by the other party under this Agreement.

3.5 Nonexclusive. Each party hereby reserves the right to market and sell its Offerings through its own employees or other agents or third parties as appointed or designated by such party without any obligation or liability to the other party.

4. JOINT MARKETING.

4.1 Specific Projects. The parties will engage in specific joint marketing and/or sales efforts under terms and conditions as set forth in project plans which shall be mutually agreed upon in writing and executed by the parties (each a “Project Plan”). Each Project Plan shall specifically reference this Agreement and, upon execution, shall be deemed a part of this Agreement.

4.2 Trademarks. Except as expressly set forth in a Project Plan, this Agreement does not grant to one party a license, right, or interest of any kind to the trademarks, trade names, logos or service marks of the other; provided, however, during the term of this Agreement, each party hereby grants to the other, subject to section 4.3 below, a nonexclusive, nontransferable license to use its respective trademarks, trade names, logos or service marks (collectively “Trademarks”) for the limited purpose of marketing and promoting each other’s products per the terms of this Agreement. All use and worldwide right to the MiTAC Trademarks shall inure to the benefit of MiTAC. All use and worldwide right to the SYNNEX Trademarks shall inure to the benefit of SYNNEX.

4.3 Publicity. Both parties agree that in any document making use of the other party’s Trademarks, or any news release, public announcement, web page, advertisement, publicity release, or any other form of message arising out of this Agreement, neither the other party’s Trademarks, nor the other party’s Offerings, shall be distributed or presented to any third party without the prior written consent of such other party.

5. TECHNICAL SUPPORT; EXPERTISE SHARING

5.1 Support. Each party shall be responsible for the implementation of its respective Offerings for its customers. Each party will directly engage each customer for the purpose of implementing its Offerings and providing appropriate on-going technical and customer support to ensure customer satisfaction.

5.2 Expertise Sharing. From time to time, the parties may discuss the sharing of engineering resources, technical information or other materials. Any such sharing shall be on terms and conditions to be mutually agreed between the parties.

6. TERM AND TERMINATION.

6.1 Term. Unless terminated as set forth below, this Agreement shall remain in effect for a period of one (1) year from the Effective Date (the “Initial Term”) and automatically renew for subsequent one (1) year renewal terms unless either party provides written notice to the other of non-renewal within ninety (90) days of the end of the Initial Term or any renewal term. This agreement may also be terminated without cause either (A) at any time upon the mutual written agreement of both parties or (B) by either party without cause upon ninety (90) days prior written notice of termination to the other party.

6.2 Termination for Cause. A party may immediately terminate this Agreement by providing written notice upon the following events:

(a) if the other party materially breaches any provision of this Agreement and fails to cure such breach within thirty (30) days of receipt of written notice describing the breach; or

(b) if the other party becomes insolvent or seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding.

6.3 Effect of Termination. Upon any termination or expiration of this Agreement, (i) all rights and licenses granted by one party to the other party under this Agreement shall terminate, (ii) each party will promptly cease using and return to the other party and/or destroy all of the other party’s Confidential Information and other materials in its possession, custody or control in whichever form held (including without limitation all documents or media containing any of the foregoing and all copies, extracts or embodiments thereof), (iii) each party shall immediately pay all sums due to the other under this Agreement (if any) as of the date of such termination or expiration, and (iv) all other services, obligations and rights under this Agreement shall terminate except Sections 6-11 of this Agreement will continue in accordance with their terms.

6.4 No Liability for Termination. Each party understands that the rights of termination hereunder are absolute. Neither party shall incur any liability whatsoever for any damage, loss or expenses of any kind suffered or incurred by the other (or for any compensation to the other) arising from or incident to any termination of this Agreement by such party which complies with the terms of the Agreement whether or not such party is aware of any such damage, loss or expenses. Termination is not the sole remedy under this Agreement.

7. CONFIDENTIALITY.

7.1 Each party recognizes that the Confidential Information of the other party (and the confidential nature thereof) is critical to the business of the other party and that it would not enter into this Agreement without assurance that such technology and information and the value thereof will be protected as provided in this section and elsewhere in this Agreement.

7.2 The Receiving Party agrees (i) to hold the Disclosing Party’s Confidential Information in confidence and to take all reasonable precautions to protect such Confidential Information (including, without limitation, all precautions the Receiving Party employs with respect to its own confidential materials), (ii) not to divulge any such Confidential Information or any information derived therefrom to any third person, (iii) not to make any use whatsoever at any time of such Confidential Information except as expressly authorized in this Agreement, and (iv) to comply with all export laws, restrictions, national security controls and regulations of the United States or other applicable foreign agency or authority, and not to export or re-export, or allow the export or re-export of any such Confidential Information or any copy or direct product thereof in violation of any such restrictions, laws or regulations, or to any Group D:1 or E:2 country (or any national of such country) specified in the then-current Supplement No. 1 to Part 740, or, in violation of the embargo provisions in Part 746, of the U.S. Export Administration Regulations (or any successor regulations or supplement), except in compliance with and with all licenses and approvals required under applicable export laws and regulations, including without limitation, those of the U.S. Department of Commerce.

7.3 Any employee, contractor or other person given access to any such Confidential Information must have a legitimate “need to know” and shall be similarly bound in writing. Without granting any right or license, the Disclosing Party agrees that the foregoing Section 7.2 clauses (i), (ii) and (iii) shall not apply with respect to information the Receiving Party can document (A) is in or (through no improper action or inaction by the Receiving Party, agent or employee) enters the public domain (and is readily available without substantial effort), (B) was rightfully in its possession or known by it prior to receipt from the Disclosing Party, (C) was rightfully disclosed to it by another person without restriction, (D) was independently developed by it by persons without access to such information and without use of any Confidential Information of the Disclosing Party, or (E) was required to be disclosed in accordance with applicable law provided that reasonable efforts are undertaken by the Receiving Party to minimize the extent of any required disclosure and to obtain an undertaking from the recipient to maintain the confidentiality thereof.

7.4 The Receiving Party acknowledges and agrees that due to the unique nature of the Disclosing Party’s Confidential Information, there can be no adequate remedy at law for any breach of its obligations hereunder, that any such breach may allow the Receiving Party or third parties unfairly to compete with the Disclosing Party resulting in irreparable harm to the Disclosing Party, and therefore, that upon any such breach or any threat thereof, the Disclosing Party shall be entitled to appropriate equitable relief in addition to whatever remedies it might have at law and to be indemnified by the Receiving Party from any loss or harm, including, without limitation, lost profits and attorney’s fees, in connection with any breach or enforcement of the Receiving Party’s obligations hereunder or the unauthorized use or release of any such Confidential Information. The Receiving Party will notify the Disclosing Party in writing immediately upon the occurrence of any such unauthorized release or other breach.

7.5 The existence and terms of this Agreement are highly confidential, and shall be considered to be Confidential Information under this Agreement.

8. LIMITATION OF LIABILITY. EXCEPT with respect to BREACHES OF SECTION 7, NEITHER PARTY WILL BE LIABLE UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION LOST PROFITS) WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT.

9. WARRANTY DISCLAIMER. NEITHER PARTY MAKES ANY WARRANTIES, EXPRESS OR IMPLIED, TO THE OTHER WITH RESPECT TO SUCH PARTY’S OFFERINGS OR ANY OTHER SUBJECT MATTER OF THIS AGREEMENT INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT.

10. INTELLECTUAL PROPERTY

10.1 Ownership. Each party acknowledges that the other Party owns and will continue to own all right, title and interest in and to such other party’s Offerings and all data, information, techniques, methodologies, and materials, including patents, patent rights, copyrights, trade names, trademarks, trade secret rights, and other intellectual property rights embodied therein, that such Party owned prior to the commencement of this Agreement. The parties shall jointly own any intellectual property rights where both parties made substantial contributions to the creation thereof. Except as expressly provided herein, neither party grants any right, title or interest in, or license to, its patents, trade secrets, copyrights, or other intellectual property. Nothing in this Agreement shall prevent either party from independently developing technology similar to the Offerings, products or services provided by the other party.

10.2	Indemnification.

(a) Each party (the “Indemnitor”) agrees to indemnify, hold harmless, and defend the other party, its affiliates, officers, employees, and agents (each an “Indemnitee”) against any and all third party claims, suits, losses, damage, costs, fees and expenses resulting from or arising out of Indemnitor’s Offerings or Indemnitor’s promotion, marketing, sales, distribution, implementation or support thereof. This indemnification includes, but is not limited to, any product liability. The indemnification obligation under this Section 10.2 is conditioned on the following: the Indemnitee must promptly notify the Indemnitor in writing of any claim or suit in respect of which the Indemnitee intends to invoke the provisions of this Section 10.2; and the Indemnitee must give the Indemnitor reasonable assistance, at the Indemnitor’s expense, and the opportunity to assume sole control over the defense and all negotiations for a settlement or compromise. The Indemnitor shall not be responsible for any settlement it does not approve in writing, which approval shall not be unreasonably withheld. The Indemnitor will keep the Indemnitee reasonably informed on a regular basis of its defense of any claims or any settlement discussions under this Section 10.2.

(b) Patents, Copyright, Trade Secret and Other Proprietary Rights. Each party (the “Indemnitor”) agrees to defend at its expense any suit brought against the other party, its affiliates, officers, employees, and agents (each an “Indemnitee”) based upon a claim that the Indemnitor’s Offering(s) infringes a patent, copyright, trade secret or other proprietary right, foreign or domestic, and to pay the amount of any settlement, or the costs and damages finally awarded, with respect to such Claim, provided that the Indemnitee promptly notifies the Indemnitor of, and provides the Indemnitor with reasonable assistance in the defense of, any such Claim. The Indemnitor shall not enter into any settlement that affects Indemnitee’s rights or interests without Indemnitee’s prior written approval. Indemnitor shall have no authority to settle any Claim on behalf of Indemnitee.

(c) Employee and Contractor Indemnification. Each party (the “Indemnitor”) agrees that it shall indemnify the other party, its affiliates, officers, employees, and agents (each an “Indemnitee”) against any and all Claims hereafter brought or asserted by any person against the Indemnitee (1) relating to any alleged or actual action or omission to act by the Indemnitor arising from, or in connection with, such person’s status as an employee or independent contractor of the Indemnitor or the termination of such status, (2) relating to any physical or other bodily injury arising from, or in connection with, any alleged or actual act or omission to act of the Indemnitor or any of its employees or independent contractors, or (3) relating to any workers’ compensation claim made by an employee or independent contractor of the Indemnitor resulting from any injury sustained by such person while employed or retained by the Indemnitor.

11. GENERAL.

11.1 Assignability. Neither party shall, directly or indirectly, assign, transfer, divide, share or sublicense this Agreement, or any or all of its performance, rights or obligations hereunder to any third party without the other party’s prior written consent, such consent not to be unreasonably withheld; provided, however, that no consent shall be required for an assignment in connection with a merger, acquisition, or sale of all or substantially all of the stock, assets or business of the assigning party. Any attempt to do so in violation of this Section shall be null and void. This Agreement will inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

11.2 Waiver. Any failure on the part of any party to enforce at any time, or for any period of time, any of the provisions of this Agreement shall not be deemed or construed to be a waiver of such provisions or of the right of such party thereafter to enforce each and every such provision. No waiver will be binding unless executed in writing by the party making the waiver.

11.3 Severability. If a court of law finds any provision of this Agreement unenforceable, the parties agree to replace the offending provision with an enforceable provision that most nearly achieves the intent and economic effect of the unenforceable provision and all other terms shall remain in full force and effect.

11.4 Force Majeure. No party shall be liable hereunder by any reason of any failure or delay in the performance of its obligations hereunder (except payment of money) on account of strikes, riots, insurrection, fires, floods, storms, explosions, war, governmental action, labor conditions, earthquakes, material shortages or any other cause which is beyond the reasonable control of such party.

11.5 No Third Party Beneficiaries. Except as otherwise expressly provided herein, the provisions of this Agreement are for the benefit of the parties hereto and not for any other person or entity. This Agreement shall not provide any non-party with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference hereto.

11.6 Notice. All notices, requests, demands, applications, services of process, and other communications which are required to be or may be given under this Agreement will be in writing and will be deemed to have been duly given if sent by: (i) telecopy or facsimile transmission, answer back requested, (ii) delivered by courier, or (iii) mailed, certified first class mail, postage prepaid, return receipt requested, to the parties at their addresses set forth above, or to such other address as either party will have furnished to the other by notice given in accordance with this Section. Such notice will be effective, (A) if delivered in person or by courier, upon actual receipt by the intended recipient, or (B) if sent by telecopy or facsimile transmission, on the date of transmission unless transmitted after normal business hours, in which case on the following date, (C) if mailed, upon the date of first attempted delivery.

11.7 Modification. No alteration of or modification to this Agreement shall be effective unless made in writing and executed by an authorized representative of both parties.

11.8 Governing Law. This Agreement will be governed by and construed under, and the legal relations between the parties hereto will be determined in accordance with, the laws of the State of California, without giving effect to such state’s conflict of law principles. The parties hereby submit to the personal jurisdiction of, and agree that any legal proceeding with respect to or arising under this Agreement will be brought in, the state or federal courts sitting in the County of Santa Clara in the State of California.

11.9 Attorneys’ Fees. If any suit or arbitration is brought, or an attorney retained to collect any money due under this Agreement, or to collect a judgment for breach of this Agreement, the prevailing party will be entitled to recover, in addition to any other remedy, reimbursement for reasonable attorneys’ fees, court costs, investigation costs and other related expenses incurred in connection therewith.

11.10 Entire Agreement. This Agreement, together with all exhibits attached hereto, constitutes the entire agreement between the parties with respect to the subject matter thereof, and supersedes all prior agreements, understandings and other communications between the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement on the day and year first written above.

SYNNEX INFORMATION TECHNOLOGIES, INC.		MiTAC International Corp.

By:	/s/ Simon Y. Leung	By	/s/ Billy J. Ho

Name:	Simon Y. Leung	Name:	Billy J. Ho

Title:	General Counsel & Corporate Secretary	Title:	President